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FOR IMMEDIATE RELEASE

Contact:
Carol Weber
Worldwide Xceed Group, Inc.
(212) 553-2445
CWEBER@XCEED.COM

                           WORLDWIDE XCEED GROUP, INC.

   ANNOUNCES A CHAPTER 11 FILING, DISPOSITION OF ASSETS AND THE WITHDRAWAL OF
     ITS REQUEST FOR A HEARING BEFORE A NASDAQ LISTING QUALIFICATIONS PANEL

APRIL 30, 2001: New York, NY -Worldwide Xceed Group, Inc. ("Xceed") (NASDAQ:XCED), a digital strategy and professional services firm, today announced that it has filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. Pursuant to the Bankruptcy Code, Xceed expects to continue to operate its business and manage its assets as a debtor-in-possession. The Chapter 11 filing is expected to provide Xceed with the opportunity to reorganize its business operations, restructure its debt obligations and obtain relief from pre-petition creditors. This action is consistent with Xceed's prior disclosure that there was no assurance that its accounts receivable collections would have been sufficient or that debt or equity financing would become available to Xceed to meet its ongoing obligations. At this time, it is unlikely that any proceeds will remain for distribution to holders of Xceed's common stock.

Xceed has also announced today the arms length sales of its Colorado Springs, Colorado office, its Netherlands subsidiary, Pulse Interactive B.V., and its Chandler, Arizona office.

Finally, Xceed announced the withdrawal of its request for an oral hearing before the Nasdaq Listing Qualifications Panel. The request for a hearing was in response to a notification by Nasdaq that Xceed did not demonstrate compliance with the $1.00 minimum bid price requirement for continued listing. Xceed expects that trading in its common stock on The Nasdaq National Market will be halted on May 1, 2001 and expects that its common stock will be delisted from The Nasdaq National Market on May 2, 2001. In addition, Xceed will cease filing Form 10-K and 10-Q reports under the Securities and Exchange Act of 1934, as amended. In lieu thereof, financial reports filed with the Bankruptcy Court will be filed under Form 8-K.

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                                                                     Xceed/p.2

ABOUT XCEED Xceed (www.xceed.com) provides strategic consulting and digital solutions to enable Fortune 1000 and other companies and market leaders to compete more effectively in the new economy. Xceed leverages strategic relationships, vertical industry expertise, and proprietary solutions to accelerate the development of e-business models that make enterprises smarter, faster, and more valuable. With approximately 200 interactive professionals, Xceed is headquartered in New York City with offices in Atlanta, Chicago, Dallas, Los Angeles, and London.

XCEED IS A TRADEMARK OF WORLDWIDE XCEED GROUP, INC.

IMPORTANT NOTE:

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT REFLECT XCEED'S CURRENT EXPECTATIONS ABOUT ITS FUTURE RESULTS, PERFORMANCE, PROSPECTS AND OPPORTUNITIES. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE CURRENT BELIEFS OF XCEED'S MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, XCEED'S MANAGEMENT. XCEED HAS TRIED TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS BY USING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE," AND SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE XCEED'S ACTUAL RESULTS, PERFORMANCE, PROSPECTS OR OPPORTUNITIES IN THE REMAINDER OF 2001 AND BEYOND TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. THESE RISKS, UNCERTAINTIES AND OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO: XCEED'S LIMITED OPERATING HISTORY; XCEED'S OPERATING LOSSES; XCEED'S POTENTIAL NEED TO RAISE ADDITIONAL CAPITAL TO CONTINUE OPERATIONS; XCEED'S ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES INTO ITS OPERATIONS, WHICH COULD SLOW XCEED'S GROWTH; FURTHER STRAIN ON XCEED'S RESOURCES CAUSED BY CONTINUING GROWTH, WHICH COULD HINDER XCEED'S BUSINESS AND RESULTS OF OPERATIONS; XCEED'S REVENUES COULD BE NEGATIVELY AFFECTED BY THE LOSS OF KEY CUSTOMERS; XCEED HAS ONLY LIMITED PROTECTION OF PROPRIETARY RIGHTS; XCEED'S BUSINESS WILL BE NEGATIVELY AFFECTED IF XCEED DOES NOT KEEP UP WITH THE INTERNET'S RAPID TECHNOLOGICAL CHANGES; XCEED'S BUSINESS MAY BE NEGATIVELY AFFECTED IF XCEED FAILS TO ACCURATELY ESTIMATE THE TIME AND RESOURCES NECESSARY FOR THE PERFORMANCE OF ITS SERVICES; XCEED'S DEPENDENCE ON MANAGEMENT FOR ITS CONTINUED OPERATIONS AND GROWTH; XCEED'S NEW MANAGEMENT'S LIMITED KNOWLEDGE AND INFORMATION CONCERNING PRIOR EVENTS AND XCEED ACTIVITIES; XCEED'S ABILITY TO RECRUIT AND RETAIN QUALIFIED PROFESSIONALS, WHO ARE CURRENTLY IN HIGH DEMAND; IF CLIENTS DO NOT REHIRE XCEED FOR NEW PROJECTS, OR IF THEY TERMINATE OR REDUCE THE SCOPE OF EXISTING PROJECTS, XCEED'S REVENUES MAY DECLINE; XCEED COMPETES IN A NEW AND HIGHLY COMPETITIVE MARKET THAT HAS LOW BARRIERS TO ENTRY; XCEED MUST MAINTAIN ITS REPUTATION AND EXPAND ITS NAME RECOGNITION TO REMAIN COMPETITIVE; XCEED'S BUSINESS DEPENDS ON CONTINUED GROWTH IN THE USE OF THE INTERNET; XCEED'S BUSINESS IS SUBJECT TO U.S. AND FOREIGN GOVERNMENT REGULATION OF THE INTERNET; DIFFICULTIES PRESENTED BY INTERNATIONAL FACTORS COULD NEGATIVELY AFFECT XCEED'S BUSINESS; THE CONVERSION OF XCEED'S SERIES A PREFERRED STOCK AND THE EXERCISE OF THE RELATED WARRANTS COULD RESULT IN SUBSTANTIAL NUMBERS OF ADDITIONAL SHARES BEING ISSUED IF XCEED'S MARKET PRICE DECLINES; XCEED
MAY ISSUE ADDITIONAL SHARES AND DILUTE INDIVIDUAL STOCKHOLDERS' OWNERSHIP PERCENTAGES; SUBSTANTIAL SALES OF XCEED'S COMMON STOCK COULD
CAUSE THE STOCK PRICE TO FALL; XCEED MAY BE REQUIRED TO PAY SUBSTANTIAL PENALTIES TO THE HOLDERS OF ITS SERIES A PREFERRED STOCK IF SPECIFIC EVENTS
OCCUR; IF XCEED'S  COMMON   STOCK   IS   REMOVED   FROM   NASDAQ,   THE

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MARKETABILITY OF ITS COMMON STOCK WILL BE DECREASED SUBSTANTIALLY; AND THE
MARKET PRICE OF XCEED'S COMMON STOCK MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INDIVIDUAL STOCKHOLDERS.

XCEED UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR CHANGED CIRCUMSTANCES OR FOR ANY OTHER REASON.

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